EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES PRICING OF $2 BILLION OF

SECOND-PRIORITY SECURED NOTES

     NEW YORK – March 23, 2011 – CIT Group Inc. (NYSE: CIT), today announced the pricing of a private placement of $2 billion aggregate principal amount of Series C Second-Priority Secured Notes, consisting of $1.3 billion principal amount due 2014 (the “2014 Notes”) and $700 million principal amount due 2018 (the “2018 Notes,” together, the “Notes”). The 2014 Notes priced at par and will bear interest at a rate of 5.250% and the 2018 Notes priced at par and will bear interest at a rate of 6.625%. The Notes will be obligations of CIT and will be secured by the same collateral that secures CIT’s outstanding Series A Second-Priority Secured Notes. In addition, the Notes will be guaranteed by the same subsidiaries of CIT that guarantee CIT’s outstanding Series A Second-Priority Secured Notes. CIT expects the offering to close on or about March 30, 2011, subject to customary closing conditions.

     CIT plans to use the net proceeds from the offering to retire all of its remaining Series A Second-Priority Secured Notes maturing in 2013 and a portion of its Series A Second-Priority Secured Notes maturing in 2014 and pay related premiums, fees and expenses in connection therewith.

     The Notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum.

Cautionary statement regarding forward-looking statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those expressed or implied in forward-looking statements: capital markets liquidity; risks of and/or actual economic slowdown, downturn or recession; industry cycles and trends; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; estimates and assumptions used to fair value the balance sheet in accordance with fresh start accounting and actual variation between the estimated fair values and the realized values; adequacy of reserves for credit losses; risks inherent in changes in market interest rates and quality spreads; funding opportunities, deposit taking capabilities and borrowing costs; risks that CIT will not have sufficient liquidity due to material increases in customer drawdowns on outstanding commitments; risks that the restructuring of CIT’s capital structure did not result in sufficient additional capital or improved liquidity; risks that CIT will be unable to comply with the terms of the Written Agreement with the Reserve Bank or the Orders of the FDIC and UDFI; conditions and/or changes in funding markets and our access to such markets, including commercial paper, secured and unsecured term debt and the asset-backed securitization markets; risks of implementing new processes, procedures, and systems; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; application of goodwill accounting in a recessionary economy; changes in laws or regulations governing our business and operations; changes in competitive factors; demographic trends; future acquisitions and dispositions of businesses or asset portfolios; and regulatory changes and/or developments. CIT undertakes no duty to update any forward looking statement.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External and Internal
Communications & Media Relations
(973) 740-5390
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com

Steve Klimas
Senior Vice President
(973) 535-3769
Steve.Klimas@cit.com